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EXHIBIT 10.2

                           RESTRICTED STOCK AGREEMENT

         RESTRICTED STOCK AGREEMENT (the "Agreement") dated this _____ day of ____________, 2000 by and between Goss Holdings, Inc., a Delaware corporation (the "Corporation"), and ____________, an [employee of] [consultant to] [non-employee director of] the Corporation or of a subsidiary of the Corporation (the "Employee").

         As of February 1, 2000, the Corporation has duly adopted the Goss Holdings, Inc. Management Stock Performance Plan (the "Plan"), which is incorporated herein by reference. Unless otherwise expressly stated, all defined terms herein shall have the same meanings ascribed to them in the Plan. In accordance with Section 7 and/or Section 12 of the Plan, the Employee is granted certain rights to obtain shares of common stock, par value $.01 per share (the "Shares"), of the Corporation, subject to the terms of this Agreement.

         1. TRANSFERABILITY. Prior to the completion of a sale of Shares pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to the public offering of Shares representing less than 15% of the then outstanding Shares) (an "Initial Public Offering"), Shares (i) may not be assigned, transferred, pledged or hypothecated in any way, (ii) shall not be assignable by operation of law (except by will or by the laws of descent and distribution) and (iii) shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions hereof shall be null and void and without effect.

         2. ISSUANCE OF STOCK. Shares of Stock shall be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Stock shall be registered in the name of the Employee to whom such shares are granted and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Stock, substantially in the following form:

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                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Goss Holdings, Inc. Management Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Goss Holdings, Inc., c/o Goss Graphic Systems, Inc., 700 Oakmont Lane, Westmont, Illinois 60559-5546."

         3. SPECIFIC RESTRICTIONS UPON SHARES. The Employee hereby agrees with the Corporation as follows:

                  (a) the Employee shall acquire the Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"), and shall not dispose of any Shares in any transaction which, in the opinion of counsel to the Corporation, may violate the Securities Act, or the rules and regulations thereunder, or any applicable state securities, or "blue sky", laws;

                  (b) if any Shares shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Shares shall be made by the Employee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the Securities Act; and

                  (c) the Corporation shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions or any other applicable restrictions, as the Corporation may deem appropriate.

         4. CALL RIGHTS. (a) Upon Employee's ceasing to be a full-time employee of, a director of or a consultant to the corporation or any of its subsidiaries for any reason prior to an Initial Public Offering (a "Call Event"), the Company shall have the right (the "Call Right"), exercisable by delivery of a written notice (the "Call Notice") to such Employee within 190 days after the death of the Employee and within one year after any other Call Event (the "Call Notice Period"), to require such participant to sell all, or any portion, of the Shares (the "Call Shares") owned by Employee on

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the date of the Call Event at a price per Call Share equal to the Share Call
Price (as defined below). Upon receipt of such notice, the Participant shall sell such Call Shares, subject to the terms hereof.

         (b) The term "Share Call Price" shall mean, as determined on the date of the Call Notice, the Fair Value Price of the Call Shares.

         (c) The term "Fair Value Price" shall be :

         an amount equal to the quotient obtained by dividing (1) the difference between (a) the product of (i) the Company's consolidated earnings from continuing operations before interest, taxes, depreciation and amortization,, excluding extraordinary items, for the four full fiscal quarters ending immediately preceding the date of determination and
         (ii) 7.5, and (b) the Company's average outstanding consolidated indebtedness and preferred stock (valued, with respect to each series thereof, at the greater of its liquidation preference and its call or redemption price then in effect, if any) based upon such amounts outstanding at the end of each of the four fiscal quarters ending immediately preceding the date of determination (net of any cash and cash equivalents in excess of $2.0 million) by (2) the number of Shares then outstanding determined on a fully diluted basis; PROVIDED FURTHER, that if there has been a disposition of assets, an acquisition, recapitalization or reclassification of securities or any other extraordinary transaction in the preceding four quarters, then the Fair Value Price as determined by the formula set forth in the immediately preceding proviso may (but shall not be required to) be adjusted as determined by the Board of Directors acting reasonably.

         5. SALE OF SHARES TO A THIRD PARTY. (a) If at any time prior to an Initial Public Offering, Stonington proposes to sell shares for its own account to one or more parties in one or more private transactions which is not, and following such sale will not be, affiliated with Stonington (a "Third Party") and which will result in Stonington ceasing to be the beneficial owners of at least 50% of the common equity of the Corporation on a fully diluted basis, the Participants shall have the right to participate (a "Tag-Along-Right") in such sale with respect to any Shares (including Shares obtainable upon exercise of Options or through payment for Non Vested Units granted pursuant to the Plan) held by them on a pro rata basis (based on the percentage of Participant Shares corresponding to the relationship of the aggregate number of Shares to be sold by Stonington to the aggregate number of Stonington Shares) for the same consideration per Share/Unit and otherwise on the same terms as Stonington sells its Shares.

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         (b) If circumstances occur which give rise to the Tag-Along right, then Stonington shall give written notice to the Participants providing a summary of the terms of the proposed sale to the Third party and advising such Participants of their Tag-Along rights. Each participant may exercise his or her Tag-Along Right by written notice to the Company stating the number of Shares that he or she wishes to sell, up to the maximum number permitted (being his or her pro rata amount referred to above and as disclosed in the notice to be given to him or her). If a participant gives written notice indicating that he or she wishes to sell, he or she shall be obligated to sell that number of Shares or Units specified in his or her written acceptance notice upon the same terms and conditions as Stonington is selling to the third Party conditional upon and contemporaneous with completion of the transaction of purchase and sale with the third Party.

         (c) If at any time prior to an Initial Public Offering, Stonington proposes to sell for its own account, in one or more transactions, Shares which, in the aggregate, represent more than 40% of the capital stock of the Company on a fully diluted basis to a Third Party in one or more private transactions, Stonington shall, upon written request, have the right to require the participants to participate (a "Drag-Along Right") in such sale with respect to any Shares (including Shares obtainable upon exercise of Options granted pursuant to the Plan) held by them on a pro rata basis (based on the percentage of Participant's Shares corresponding to the relationship of the aggregate number of Shares to be sold by Stonington to the aggregate number of Stonington Shares) for the same consideration per Share and otherwise on the same terms as Stonington sells its Shares.

         (d) For purposes of this Section 5, to the extent that Shares issuable upon exercise of an Option granted under the Plan are to be sold pursuant to the exercise of a Tag-Along Right or Drag-Along Right, the holders of such Options shall not be required to exercise their Options until all conditions to the commitment by the Third Party to purchase the Shares into which such Options are exercisable pursuant to the exercise of a Tag-Along Right or Drag-Along Right have been satisfied or waived.

         (e) Tag-Along Rights and Drag-Along Rights pursuant to this Section 5 shall be exercisable upon 15 calendar days' prior written notice.

         6. SOLE AGREEMENT. This Agreement, together with, if applicable, the Plan and any Incentive Option Agreement, Performance Option Agreement and/or Non-Vested Stock/Unit

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Agreement, form the sole agreement between the parties to it regarding the matters specified in it, and any and all prior written or oral understandings regarding those matters are merged into it. This Agreement may be amended only by written agreement between the Employee and the Corporation.

         7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors and permitted assigns.

         8. THE EMPLOYEE HEREBY REPRESENTS, WARRANTS AND ACKNOWLEDGES TO THE CORPORATION THAT THE EMPLOYEE IS AN [EMPLOYEE OF] [CONSULTANT TO]
[NON-EMPLOYEE DIRECTOR OF] THE CORPORATION OR A SUBSIDIARY OF THE CORPORATION AND THAT THE [EMPLOYEE] [CONSULTANT] [NON-EMPLOYEE DIRECTOR] WAS NOT AND IS NOT BEING INDUCED TO ENTER INTO THIS AGREEMENT BY AN EXPECTATION OF [EMPLOYMENT] [CONSULTANCY][DIRECTORSHIP] OR CONTINUED [EMPLOYMENT] [CONSULTANCY] [DIRECTORSHIP].

         9. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, to the Employee at his or her address set forth below or such other address as he or she may designate in writing to the Corporation, or to the Corporation, c/o Office of the Secretary, Goss Holdings, Inc., 700 Oakmont Lane, Westmont, IL 60559 or such other address(es) as the Corporation may designate in writing to the Employee.

         10. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Corporation to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         11. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to principles of conflict of laws.

         12. PROVISIONS OF PLAN. As to any Shares provided for herein that have been granted pursuant to the Plan, and said Shares and this Agreement are in all respects governed by the Plan

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and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement solely by reference or are expressly cited herein. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern to the extent of such inconsistency. For greater certainty, without limiting the generality of the foregoing, the Employee agrees to be bound by any amendments to the Plan or this Agreement made by the Compensation Committee of the Board of Directors of the Corporation or the Board of Directors of the Corporation in accordance with the provisions of the Plan to conform the Plan or this Agreement to the rules and regulations of any appropriate regulatory authority or any national securities exchange on which the Corporation proposes to list or lists any of its shares. From and after the date, if any, on which any shares of the Corporation are listed on any national securities exchange an/or subject to the rules and regulations of any applicable regulatory authority, the terms and conditions of this Agreement and the implementation thereof shall be subject to the rules and regulations of such exchange and/or regulatory authority, as the case may be, and, in the event of any inconsistency between the terms and conditions of this Agreement and the rules and regulations of any such exchange and/or regulatory authority, as the case may be, shall prevail.

                                    * * * * *

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         IN WITNESS WHEREOF, the Corporation has executed this Agreement on the day and year first above written.

                                            GOSS HOLDINGS, INC.

                                            By:  ______________________________
                                                 Name:  Joseph P. Gaynor, III
                                                 Title: Executive Vice President

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

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                                                          (name)

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                                                          ADDRESS

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